 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 24, 2011
Date of report (Date of earliest event reported)

VERDANT AUTOMOTIVE CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-52677	45-2405975
(Commission File Number)	(IRS EIN)

12223 Highland Avenue, Suite 106-542, Rancho Cucamonga, California 91739

(Address of principal executive offices)

(909) 786-1981
(Registrant’s telephone number)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On June 24, 2011, Registrant entered into a Director Services Agreement with Graham Norton-Standen, whereby Mr. Norton-Standen has agreed to serve as a Director of the Registrant and as the Registrant’s Chairman of the Board of Directors in exchange for, among other things, remuneration in the form of Two Million Five Hundred Thousand (2,500,000) restricted shares of Common Stock of Registrant to be issued currently and an additional One Million (1,000,000) restricted shares of Common Stock of Registrant to be issued at the conclusion of each fiscal quarter for the next three (3) successive fiscal quarters, for a prospective total of Five Million Five Hundred Thousand (5,500,000) shares of Common Stock of Registrant, and Ten Thousand Dollars ($10,000USD) in cash per month.  The cash compensation will accrue and not be paid until such time as Registrant determines it has sufficient available cash to pay the cash compensation.

ITEM 3.02	Unregistered Sales of Equity Securities.

In connection with the Director Services Agreement with Mr. Norton-Standen identified in Item 1.01, above, Registrant issued Two Million Five Hundred Thousand (2,500,000) restricted shares of its Common Stock to Mr. Norton-Standen on June 26, 2011, for services to be rendered on Registrant’s behalf by Mr. Norton-Standen.  The sale of restricted Common Stock was made in reliance on exemptions from registration provided for in Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and Regulation S promulgated under the Securities Act by virtue of the fact that Mr. Norton-Standen is both an accredited investor and not a U.S. person.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2011, Mr. Norton-Standen was elected a Director of the Registrant pursuant to a Written Consent of Majority Stockholders delivered by five (5) stockholders.  Concurrently, Mr. Norton-Standen was appointed as the Chairman of the Board of Directors.

Mr. Norton-Standen has served as Chairman of the Board, CEO, Board Member, Senior Advisor, Group Advisor, Corporate Advisor and many other positions with a number of the world’s top companies and fund managers, including: Gartner, EDS, Digital Equipment Corporation, British Telecom, Hewlett Packard, Unisys, Tata Group, Cable & Wireless, Deutsche Bank, Reuters, P&O and other organizations.  Mr. Norton-Standen has served as Chairman of Maevis, a company specializing in airport management and operations based in Nigeria.  He also serves as Chairman of VSL, a Hong Kong based program management trading company.  Mr. Norton-Standen has devoted a significant amount of time in his career as an infrastructure manager and advisor to many organizations and utilities. During his tenure in various organizations, he also acted as an advisor to a number of professional and government bodies, including the European Commission, the World Energy Council, EPRI, the Centre for European Policy Studies and the Governments of Sweden and Australia in the run-up to privatization of certain industries.  He also acted as a board member to the United States Trade and Investment Council based in Brussels and is a Fellow of the Institute of Directors.

In connection with the election of Mr. Norton-Standen as a Director of the Registrant and his appointment as Registrant’s Chairman of the Board of Directors, Registrant and Mr. Norton-Standen entered into a Director Services Agreement, as more fully described in Item 1.01 of this report.

ITEM 5.07	Submission of Matters to a Vote of Security holders.

Pursuant to Section 9 of Registrant’s Bylaws, which allows the stockholders constituting a majority of the outstanding shares entitled to vote at a meeting of the stockholders to take any action, in lieu of a meeting, without prior notice and without a vote, on June 24, 2011, five (5) shareholders representing a majority of the outstanding shares entitled to vote on such matters executed a Written Consent of Majority Stockholders electing Graham Norton-Standen as a Director of the Registrant. Concurrently, Mr. Norton-Standen was appointed the Chairman of the board of Directors of the Registrant.

ITEM 7.01	Regulation FD Disclosure.

On June 29, 2011, Registrant issued a press release announcing that Graham Norton-Standen has been elected as a Director of the Registrant and appointed as the Chairman of the Board of Directors and has accepted said election and appointment.  The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Pursuant to General Instruction B.2 of Form 8-K, the information furnished in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability provisions of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements
Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in Registrant's other reports filed with the Securities and Exchange Commission.  Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.  Potential investors, and the general public, are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.  Registrant is under no duty to update any of the information in this report.

ITEM 9.01	Financial Statements and Exhibits

(d)           Exhibits
Exhibit 99.1                      Press Release issued on June 29, 2011, furnished pursuant to Item 7.01 of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDANT AUTOMOTIVE CORPORATION (Registrant)

Dated: June 29, 2011	By:	/s/ Dan Elliott
Dan Elliott
Chief Executive Officer

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